Exhibit 99.2
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
                                      Journal Communications, Inc.
                                     Segment Information (unaudited)
                                         (dollars in thousands)


                                                       2006 Quarters                         2007 Quarter
                               ------------------------------------------------------------- ------------
                                  First       Second       Third       Fourth       Total       First
                               ------------ ----------- ------------ ----------- ----------- ------------
Revenue
-------
Publishing                     $    69,440  $    67,910 $    69,615  $    77,765 $   284,730 $     66,457
Broadcasting                        51,638       58,452      58,257       70,189     238,536       51,696
Printing services                   16,310       16,686      15,456       18,504      66,956       16,874
Other                                9,143       10,979       9,672        8,747      38,541        8,166
                               ------------ ----------- ------------ ----------- ----------- ------------
                               $   146,531  $   154,027 $   153,000  $   175,205 $   628,763 $    143,193
                               ============ =========== ============ =========== =========== ============

Operating earnings
------------------
Publishing                     $     7,141  $     7,261 $     9,013  $    11,136 $    34,551 $      5,044
Broadcasting                        11,586       16,159      15,052       23,090      65,887        9,995
Printing services                      492          530         421        1,157       2,600          998
Other                                 (621)         829          (8)       1,362       1,562          591
                               ------------ ----------- ------------ ----------- ----------- ------------
                               $    18,598  $    24,779 $    24,478  $    36,745 $   104,600 $     16,628
                               ============ =========== ============ =========== =========== ============

Depreciation and Amortization
-----------------------------
Publishing                     $     3,165  $     3,176 $     3,089  $     3,828 $    13,258 $      3,607
Broadcasting                         2,999        3,226       3,140        3,605      12,970        3,148
Printing services                      471          479         491          544       1,985          490
Other                                  213          216         226          210         865          260
                               ------------ ----------- ------------ ----------- ----------- ------------
                               $     6,848  $     7,097 $     6,946  $     8,187 $    29,078 $      7,505
                               ============ =========== ============ =========== =========== ============
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